SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 25, 2010

FLEX FUELS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52601	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3rd Floor, 14 South Molton Street London, UK	W1K 5QP
(Address of principal executive offices)	(Zip Code)

+44(0)8445861910

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL AGREEMENT

On February 25, 2010 we entered into a Subscription and Shareholders Agreement with Bio AMD Holdings Limited (“Bio AMD”), a United Kingdom company, and the managers of Bio AMD, under which we acquired a 63% interest in Bio AMD for £865,000 British Pounds Sterling (approximately US$1,286,775) (the “Purchase Price”). Bio AMD is a development stage company, formed in February 2010, which, through its subsidiary, Bio Alternative Medical Devices Ltd. (“Bio-Medical”), principally operates in the Point of Care (“POC”) diagnostic space.  We are accounting for this transaction as an acquisition of assets as the transaction does not constitute an acquisition of a business in accordance with US GAAP.  Bio AMD owns three patents and three patent applications on technologies which it expects to enable it to develop highly accurate, low cost, hand held electronic diagnostic devices capable of reading third party assays. If successfully developed, Bio AMD expects to lease their technologies and devices to international manufacturers and distributors. Initial technologies intended to be developed by Bio AMD include the following:

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A low cost, qualitatively advanced digital read out home pregnancy test;

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A low cost, Digital Strip Reader (“DSR”), able to perform POC rapid tests in the cardiac treatment monitoring market and other infectious diseases

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Anticoagulant drug therapy monitoring based on its core electromechanical coagulation (“COAG”) device technology,

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A low cost, highly accurate, Magnetic Particle Reader (“MPR”), able to perform Point of Care tests for multiple indications.

The Purchase Price will be utilized by Bio AMD for the following purposes:

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Direct development project costs;

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Management compensation, including salaries;

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Capital expenditures; and

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Working capital.

Bio AMD expects to complete development of its initial product, a DSR, and commence marketing thereof in early to mid 2011 and to achieve positive cash flow from the product by mid 2012, although no assurance can be given that this will prove to be the case.

The 37% of Bio AMD not owned by us is owned by Dr. Nasser Djennati (12.33%), Dr. Andrew Mitchell (12.33%) and Robert Galvin (12.33%). Bio AMD’s board of directors presently consists of Drs. Djennati and Mitchell and Mr. Galvin and may be expanded to provide for a fourth director to be appointed by us. Drs. Djennati and Mitchell and Mr. Galvin also serve as Bio AMD’s managers. Mr. Galvin is also an officer and director of ours but did not participate in the determination to proceed with the Bio AMD acquisition.

Dr. Djennati has extensive experience in instrumentation design, analogue and digital electronics, information technology, sensors design (bio-sensors) and specifically in magnetic, nano-particle applications within the medical point of care devices field. He has approximately 20 years experience in Hall effect technology and magnetic field measurement and associated applications. He designed and successfully managed a novel point of care prothrombin device from its original idea to manufacturing status for a major bio-medical firm. Dr. Djennati brings expertise to Bio-AMD in terms of production engineering, component sourcing and supplier management. He has extensive contacts and experience of dealing with suppliers in China that are expected to be crucial in the cost effective development of Bio-AMD's proposed products.

Dr. Mitchell has extensive experience in the aerospace and energy generation sectors. He has a proven track record in design and implementation of a range of high specification, complex electronics and data communication systems operating to strict safety and type approval standards. He also has knowledge of analogue, digital and hybrid electronics. Dr. Mitchell has complete system design ability with unique skills in software/firmware development on a wide range of platforms. He successfully achieved Medicines and Healthcare products Regulatory Agency (“MHRA”) approval for a device used in a clinical study undertaken for a previous employer. Dr. Mitchell brings expertise to Bio-AMD in terms of system specification, development and integration. His knowledge of electronics design and software skills are expected to ensure that Bio AMD’s planned products meet regulatory requirements while maintaining reliability and ease of use for the end user.

Bio-AMD currently operates from the Daresbury Science and Innovation Campus (“Daresbury SIC”) at Warrington, UK. The Daresbury SIC is a state of the art community which is home to several leading science and IT companies. It is also home to several heavily funded, business development and networking organizations, set up to achieve maximum effectiveness for companies partaking of their services. This gives Bio AMD access to a wide range of information and potential partnerships that are expected to give Bio-AMD a competitive edge when responding to customer needs.

The expected strengths of Bio AMD and its management include the following:

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Expertise in the field of quantitative micro-magnetic and luminescence measurement techniques which can be applied to measure density and behavior of particulate markers within body fluids;

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Considerable practical experience of dealing with the measurement of changes within body fluids and tissues in micro and nano environments;

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Extensive experience in the design and development of small, low cost POC measurement devices that read changes occurring on input strips, both from an engineering, physics (optics and magnetic), reader software and end user perspective;

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Clear understanding of quality standards, timescales, processes and testing rigors required in the POC healthcare area;

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Well established relationships with prospective commercial partners capable of creating license revenue for enhancements of existing market products and also for developing multiple new revenue streams from new applications; and

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A broad skills base across its management team covering scientific, technical and financial expertise.

Bio-Medical, has entered into Service and/or Consultancy Agreements under which it receives the services of Drs. Djennati and Mitchell and Mr. Galvin.

Dr. Djennati is engaged on a full time basis through a February 25, 2010 Service Agreement under which, as of March 1, 2010, he is serving as Bio-Medical’s Managing Director. Thereunder, he also performs services for Bio AMD. The Service Agreement has a minimum term of 2 years and continues until terminated by either party by giving 6 months advance notice of termination. Notwithstanding the foregoing, the Service Agreement can be terminated immediately by Bio-Medical for cause which includes, but is not limited to, the incapacitation of Dr. Djennati for extended periods of time, material breaches by Dr. Djennati of the Service Agreement, acts of gross misconduct by Dr. Djennati, Dr. Djennati’s voluntary resignation from the boards of Bio-Medical or Bio AMD, Dr. Djennati’s conviction for a criminal offense, or the entry of a bankruptcy order against Dr. Djennati.  Dr. Djennati is receiving an initial annual salary of £75,000 British Pounds Sterling under the Service Agreement (approximately US$112,275) which is subject to annual review. Dr. Djennati is also entitled to receive a share of the profits of Bio-Medical on the basis of 7.5% of PBIT, the first share of profits to be calculated for the fiscal year ending December 31, 2010.  For this purpose, PBIT means profit on ordinary activities before interest and taxes calculated on the historical cost accounting basis and shown in the audited consolidated profit and loss account of Bio AMD for the relevant financial year but adjusted by adding back amortization of intangible assets, depreciation, charges in respect of tangible assets and any other non-cash related charges or expenses.  Dr. Djennati is further entitled to receive expense reimbursement and is also eligible to receive bonus payments as determined by the board of directors of Bio-Medical.  All intellectual property made, designed or created by Dr. Djennati during the term of the Service Agreement belongs exclusively to Bio-Medical. The Service Agreement contains a confidentiality provision intended to prevent the unauthorized use or disclosure of Bio-Medical’s confidential information.  It also contains non-compete provisions which, among other things, prevent Dr. Djennati from working for competing businesses for a period of 6 months after termination of the Service Agreement and from inducing or attempting to induce Bio-Medical clients, suppliers, and employees to take certain actions for a period of 9 months from the termination of the Agreement.

Dr. Mitchell is engaged on a full time basis through a February 25, 2010 Service Agreement under which, as of March 1, 2010, he is serving as Bio-Medical’s Chief Technology Officer. Thereunder, he also performs services for Bio AMD. The Service Agreement has a minimum term of 2 years and continues until terminated by either party by giving 6 months advance notice of termination. Notwithstanding the foregoing, the Service Agreement can be terminated immediately by Bio-Medical for cause which includes, but is not limited to, the incapacitation of Dr. Mitchell for extended periods of time, material breaches by Dr. Mitchell of the Service Agreement, acts of gross misconduct by Dr. Mitchell, Dr. Mitchell’s voluntary resignation from the boards of Bio-Medical or Bio AMD, Dr. Mitchell’s conviction for a criminal offense, or the entry of a bankruptcy order against Dr. Mitchell.  Dr. Mitchell is receiving an initial annual salary of £75,000 British Pounds Sterling under the Service Agreement (approximately US$112,275) which is subject to annual review. Dr. Mitchell is also entitled to receive a share of the profits of Bio-Medical on the basis of 7.5% of PBIT, the first share of profits to be calculated for the fiscal year ending December 31, 2010.  Dr. Mitchell is further entitled to receive expense reimbursement and is also eligible to receive bonus payments as determined by the board of directors of Bio-Medical.  All intellectual property made, designed or created by Dr. Mitchell during the term of the Service Agreement belongs exclusively to Bio-Medical. The Service Agreement contains a confidentiality provision intended to prevent the unauthorized use or disclosure of Bio-Medical’s confidential information.  It also contains non-compete provisions which, among other things, prevent Dr. Mitchell from working for competing businesses for a period of 6 months after termination of the Service Agreement and from inducing or attempting to induce Bio-Medical clients, suppliers, and employees to take certain actions for a period of 9 months from the termination of the Agreement.

Effective March 1, 2010 Bio-Medical entered into a Consulting Agreement (the “Consulting Agreement”) with The ARM Partnership (the “Consultant”), a partnership in which Robert Galvin, our Chief Financial Officer, Treasurer and Secretary is a partner.  Thereunder, Bio-Medical receives the services of Mr. Galvin for an average of one day per week, which may increase in the future.  Mr. Galvin’s responsibilities under the Consulting Agreement include oversight of Bio-Medical’s financial, operational, corporate governance and related functions.  The Consulting Agreement has a minimum term of one year and continues until it is terminated by either party upon 3 months prior written notice.  Notwithstanding the foregoing, Bio-Medical may terminate the Consulting Agreement at any time by written notice to Consultant if, among other things, a receiver or administrator is appointed for Consultant; a sale of Bio AMD, or Bio-Medical occurs ; the Consultant becomes incompetent; the Consultant commits an act of misconduct, dishonesty or willful neglect of duty; the Consultant is declared bankrupt; the Consultant is convicted of insider trading or any criminal offense; or the Consultant fails to provide services for a continuous period of 2 months or for an aggregate of 4 months within any 12 month period.  The Consulting Agreement may also be terminated at any time, by the non-breaching party, if either the Consultant or Bio-Medical commits a material breach of the Consulting Agreement.  Under the Consulting Agreement, we pay the Consultant a fee of £326 British Pounds Sterling (approximately US$488) for each day of service.  The Consulting Agreement also provides for expense reimbursement.  The Consulting Agreement contains standard confidentiality provisions. The Consulting Agreement also contains a restriction which prohibits the Consultant, during the term of the Consulting Agreement and for a period of six months thereafter, from soliciting the services of, or attempting to entice away, any senior employees of Bio-Medical.

The acquisition of a majority interest in Bio AMD is part of our ongoing diversification plan to reduce risk and is expected to from the main focus of our business operations going forward.  In that regard, we intend to continue to develop our existing WDX business with a view to divesting or significantly reducing control thereof as opportunities arise.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits

Exhibit Number	Description

10.1	Subscription and Shareholders’ Agreement, dated February 25, 2010 among Registrant, Bio AMD Holdings Limited (“Bio AMD”) and the Managers of Bio AMD
10.2	Service Agreement dated February 25, 2010 between Bio Alternative Medical Devices Ltd. and Dr. Nasr-Eddine Djennati
10.3	Service Agreement dated February 25, 2010 between Bio Alternative Medical Devices Ltd. and Dr. Andrew Mitchell
10.4	Consultancy Agreement dated February 25, 2010 between Bio Alternative Medical Devices Ltd. and The ARM Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX FUELS ENERGY, INC.

Dated: March 3, 2010	By:	/s/ Robert Galvin
Name: Robert Galvin
Treasurer, Secretary and Chief Financial Officer

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